Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Jun 30, 2002
Payment Date	Jul 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.840000%
Accrual end date, accrual beginning date and days in Interest Period	Jul 15, 2002	Jun 17, 2002	28
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	160,208,356	33,904,138	40,068,527	26,198,652	21,575,361	26,264,403
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.020000%	2.130000%	2.240000%	2.490000%	2.840000%
Interest/Yield Payable on the Principal Balance	251,705	56,168	69,808	50,738	47,658
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	251,705	56,168	69,808	50,738	47,658
Interest/Yield Paid	251,705	56,168	69,808	50,738	47,658

Summary

Beginning Security Balance	160,208,356	33,904,138	40,068,527	26,198,652	21,575,361	26,264,403
Beginning Adjusted Balance	160,208,356	33,904,138	40,068,527	26,198,652	21,575,361
Principal Paid	3,791,871	802,452	948,352	620,077	510,651	685,827
Ending Security Balance	156,416,485	33,101,686	39,120,174	25,578,576	21,064,709	25,642,788
Ending Adjusted Balance	156,416,485	33,101,686	39,120,174	25,578,576	21,064,709
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	156,480,698	33,101,686	39,120,174	25,578,576	21,064,709
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					3,039,638
Ending OC Amount as Holdback Amount						8,061,578
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.2759925	$1.1701638	$0.7756476	$0.8901414	$1.1347040
Principal Paid per $1000	$4.1577534	$16.7177494	$10.5372482	$10.8785354	$12.1583631